UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2004

__________________________

eCOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-50887	33-0843777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2555 West 190th Street, Suite 106

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 225-4044

(Registrant's telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2004, we entered into an Employment Agreement with Elizabeth S.C.S. Murray, in connection with her appointment as Executive Vice President and Chief Financial Officer commencing no later than January 17, 2005. Under the terms of the agreement, we will pay Ms. Murray an annual base salary of $235,000. Ms. Murray is eligible to earn an annual bonus of up to 50% of her base salary pursuant to a bonus plan to be adopted by us; provided, however, for the calendar year of 2005, Ms. Murray will receive a minimum bonus of 25% of her base salary. Additionally, Ms. Murray will be granted an option to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date her employment commences. The option will vest in equal quarterly installments over a four year period. However, the option will partially accelerate, subject to certain exceptions specified in the agreement, upon certain corporate transactions. Ms. Murray's employment with us is at will, which means that she or we can terminate her employment at any time with or without cause, as defined in her employment agreement, and generally without prior notice. In the event we terminate Ms. Murray's employment without cause, we will be required to pay her an equivalent of six months of her base salary if she executes a severance and release agreement that is reasonably acceptable to our board of directors.

We also entered into an indemnification agreement with Ms. Murray in connection with her employment with us as our Executive Vice President and Chief Financial Officer. The indemnification agreement with Ms. Murray is substantially similar to the form of indemnification agreement that the we have previously entered into with our executive officers and directors, which provides for the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation, as well as certain additional procedural protections. These indemnification agreements may require us, among other things, to indemnify our executive officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the executive officers or directors as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officer.

On December 22, 2004, we entered into an Employment Agreement with Elizabeth S.C.S. Murray, pursuant to which Ms. Murray will serve as our Executive Vice President and Chief Financial Officer commencing no later than January 17, 2005. For a description of the material terms of her employment agreement, please see the disclosure contained in Item 1.01 above.  Ms. Murray, age 48, served as Executive Vice President and Chief Financial Officer of Digital Insight Corporation, a publicly traded provider of online banking technologies from March 2002 until December 2004. From 1998 to 2002 Ms. Murray served as Executive Vice President and Chief Financial Officer of Korn/Ferry International, a publicly traded company specializing in executive management recruitment.

Other than the employment agreement described in item 1.01 above, there is no arrangement or understanding between Ms. Murray and any other person pursuant to which she was selected as an officer, nor are there or have there been, any transactions involving amounts greater than $60,000, either since the beginning of our last fiscal year or currently proposed, to which we are a party and in which Ms. Murray had a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.25	Employment Agreement dated December 22, 2004, by and between the Registrant and Elizabeth S.C.S. Murray.
99.1	Press Release dated December 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCOST.COM, INC.

Date: December 23, 2004	By:	/s/Adam Shaffer Adam Shaffer Chief Executive Officer

Index to Exhibits

Exhibit	Description
10.25	Employment Agreement dated December 22, 2004, by and between the Registrant and Elizabeth S.C.S. Murray.
99.1	Press Release dated December 22, 2004.